Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 RESULTS

ATLANTA — February 8, 2011 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its fourth quarter and full year ended December 31, 2010. EarthLink’s fourth quarter results include the transaction-related expenses associated with the December 8, 2010 closing of the acquisition of ITC^Deltacom as well as the financial impact of 24 days of Deltacom’s operations.  EarthLink’s fourth quarter results also include transaction-related expenses associated with the December 20, 2010 announcement of the agreement to acquire One Communications, which is expected to close in the second quarter, and therefore does not include any transaction closing expenses or operating results.

Highlights for the fourth quarter include:

•                  Record low consumer churn

•                  Net income of $5.3 million or $0.05 per share; $0.19 per share excluding acquisition-related costs (a non-GAAP measure)

•                  Adjusted EBITDA (a non-GAAP measure) of $54.2 million

•                  Free cash flow (a non-GAAP measure) of $38.9 million

•                  Dividend payments to shareholders of $17.4 million

•                  Ending cash and marketable securities balance of $563.1 million

•                  Announced full year 2011 Adjusted EBITDA guidance of $250 million to $260 million

“These results are indicative of the long-term thought process and diligent approach with which EarthLink operates its business.

We believe this business discipline and operational rigor will allow us  to create value for our shareholders and position us to continue to invest in the future of EarthLink as an IP managed services company with a path for growth,” stated EarthLink Chairman and Chief Executive Officer Rolla P. Huff.

“With the acquisition of Deltacom complete and the One Communications acquisition on track to close in the second quarter of this year, we will have dense fiber network across the eastern half of the United States and a ubiquitous IP footprint that makes us unique in terms of the value proposition we can offer multi-location enterprise customers,” added Huff.

Financial and Operating Results

EarthLink reported revenue of $166.8 million in the fourth quarter and $622.2 million for the full year 2010, representing a 1 percent increase from the fourth quarter of 2009 and down 14 percent from the full year 2009.  Business services segment revenue comprised 36% of EarthLink’s revenue in the fourth quarter of 2010, up from 21% in the year-ago quarter due to the inclusion of Deltacom’s revenue. Broadband comprised 63% of EarthLink’s consumer access revenue in the fourth quarter of 2010, up from 59% in the year-ago quarter.

For the company’s consumer segment, net subscriber losses were 79,000 in the fourth quarter, an improvement from 93,000 in the third quarter of 2010 and 132,000 in the year-ago quarter. As EarthLink’s subscriber base continues to increase in tenure, the company reported record performance in consumer customer churn. Consumer subscriber churn improved to 2.8% in the fourth quarter of 2010, down from 3.1% in the third quarter of 2010 and 3.2% in the year-ago quarter.  In the fourth quarter of 2010, 90% of EarthLink’s consumer narrowband and DSL customers had two or more years of tenure with the company and 58% had five or more years of tenure, with churn rates of 2.6% and 2.0%, respectively.

The company continues to aggressively manage expenses to keep costs in line with revenue trends. Total sales and marketing, operations, customer support, and general and administrative expenses were $50.9 million for the fourth quarter of 2010 and $178.4 million for the full year 2010, a 10% reduction from fourth quarter 2009 expenses and a 20% reduction from full year 2009 expenses.

Profitability and Other Financial Measures

Net income was $5.3 million, or $0.05 per share, in the fourth quarter of 2010 and $81.5 million, or $0.74 per share, for the full year 2010. Net income excluding acquisition-related costs (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $21.6 million, or $0.19 per share, in the fourth quarter of 2010 and $98.9 million, or $0.90 per share, for the full year 2010. These compared to net income of $193.3 million, or $1.79 per share, in the fourth quarter of 2009, and $287.1 million, or $2.66 per share, for the full year 2009.

The fourth quarter and full year 2009 results included a $24.1 million non-cash impairment charge for goodwill and intangible assets and included an income tax benefit of $181.8 million and $126.1 million, respectively, primarily due to releases of EarthLink’s valuation allowance related to its deferred tax assets. The fourth quarter and full year 2010 results included a $1.7 million non-cash impairment charge for intangible assets and included an income tax provision of $7.7 million and $56.8 million, respectively.

EarthLink’s strong results in customer retention, combined with its ability to aggressively manage costs ahead of revenue declines, resulted in the company generating Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $54.2 million in the fourth quarter of 2010 and $219.1 million for the full year 2010. This compares to Adjusted EBITDA of $50.9 million for the fourth quarter 2009 and $249.1 million for the full year 2009.

Balance Sheet and Cash Flow

EarthLink generated free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $38.9 million during the fourth quarter of 2010 and $195.1 million for the full year 2010, compared to $48.4 million in the fourth quarter of 2009 and $236.0 million in the full year 2009.

EarthLink ended 2010 with $563.1 million in cash and marketable securities, reflecting a decrease of $207.5 million from the prior quarter ended September 30, 2010. The company used $215.0 million of cash during the fourth quarter of 2010 in connection with its acquisition of Deltacom and pending acquisition of One Communications, which included the net cash to acquire Deltacom as well as one-time payments for banker fees, severance and stock award payouts. Capital expenditures for the company were $15.3 million in the fourth quarter and $24.0 million for the full year. EarthLink made $17.4 million of dividend payments in the fourth quarter, for a total of $67.5 million of dividend payments to shareholders during the full year 2010.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced guidance for the full year 2011, inclusive of the acquisition of Deltacom, but not including the pending acquisition of One Communications. Management expects 2011 Adjusted EBITDA of $250 million to $260 million; free cash flow of $160 million to $185 million; capital expenditures of $75 million to $90 million; and net income of $48 million to $53 million for the full year 2011.  Subsequent to the closing of the One Communications acquisition, EarthLink will update its full year guidance.

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs.  Free cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense,  gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less cash used for purchases of property and equipment and purchases of subscriber bases. Net income per share excluding acquisition-related costs is defined as net income before acquisition-related costs, including an estimated tax impact.

Adjusted EBITDA, free cash flow and net income per share excluding acquisition-related costs are non-GAAP financial performance measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 5 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial performance measures.

Conference Call for Analysts and Investors

Conference Call Details

Tuesday, February 8, 2011, at 8:30 a.m. ET  hosted by EarthLink’s Chairman and Chief Executive Officer, Rolla P. Huff and Chief Financial Officer, Bradley A. Ferguson.

U.S. and Canada Dial-in Number       800-706-0730

International Dial-in Number                              706-634-5173

Participants should reference “EarthLink’s 4th Quarter 2010 Conference Call” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at:  http://ir.earthlink.net/index.cfm

Replay

Replay available from 11:30 a.m. ET on February 8 through 12:00 midnight on February 15.

Dial 800-642-1687 from US and Canada, International callers dial 706-645-9291.

The replay confirmation code is 40269024.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading provider of Internet Protocol (IP) infrastructure and services to medium-sized and large businesses, enterprise organizations and over 1.5 million consumers across the United States.  The company has been providing Internet access and communications services for decades and has earned an award-winning reputation for both outstanding customer service and product innovation.  For consumers, EarthLink is a leading Internet Service Provider connecting people to the power and possibilities of the Internet.  EarthLink Business™ provides voice, data, mobile and equipment services over a Southeast fiber network and MPLS-based services nationwide.  For more information, visit EarthLink’s website www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, the successful completion of the pending acquisition of One Communications Corp., including the receipt of required regulatory approvals; the ability to realize expected synergies, cost savings and growth opportunities; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer or present greater cost to realize than expected; our ability to successfully integrate the operations of One Communications Corp. upon its acquisition without detracting from our current operations; and other unforeseen difficulties that may occur. These risks and uncertainties also include (1) that we may not be able to execute our business strategy to transition to a leading IP infrastructure and managed services provider, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful in making and integrating acquisitions into our business, including integrating ITC^Deltacom, which could result in operating difficulties, losses and other adverse consequences; (3)  that we are exposed to additional risks specific to ITC^DeltaCom’s business and industry, which could adversely affect our financial condition, results of operations and cash flows; (4) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access subscriber base from narrowband to broadband, will adversely affect our results of operations; (5) that we will have less ability in the future to implement cost reductions to offset our revenue declines, which will adversely affect our results of operations; (6) that we face significant competition which could reduce our profitability; (7) that adverse economic conditions may harm our business; (8) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (9) that our business is dependent on the availability of third-party telecommunications service providers; (10) that we may be unable to retain sufficient qualified personnel, particularly in light of recent workforce and cost reduction initiatives and in a recovering economy, and the loss of any of our key executive officers could adversely affect us; (11) that if we do not continue to innovate and provide products and services that are useful to subscribers, we may not remain competitive, and our revenues and operating results could suffer; (12) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (13) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (14) that government regulations could adversely affect our business or force us to change our business practices; (15) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services;  (16) that we may not be able to protect our intellectual property; (17) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (18) that if we are unable to successfully defend against legal actions we could face substantial liabilities; (19) that our business depends on effective business support systems, processes and personnel; (20) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (21) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (22) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (23) that we may reduce, or cease payment of, quarterly dividends; (24) that our stock price may be volatile; (25) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; and (26) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Form 10-Q for the period ended September 30, 2010.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010

Revenues	$164,548	$166,789	$723,729	$622,212

Operating costs and expenses (1):
Cost of revenues (exclusive of operating items shown below)	59,741	64,600	265,668	234,633
Selling, general and administrative (exclusive of operating items shown below)	56,611	50,900	222,181	178,417
Depreciation and amortization	5,352	9,738	23,962	23,390
Impairment of goodwill and intangible assets (2)	24,145	1,711	24,145	1,711
Restructuring and acquisition-related costs (3)	297	19,101	5,615	22,368
Total operating costs and expenses	146,146	146,050	541,571	460,519

Income from operations	18,402	20,739	182,158	161,693
Gain (loss) on investments, net	(1,626)	—	(1,321)	572
Interest expense and other, net	(5,346)	(7,740)	(19,804)	(23,981)
Income before income taxes	11,430	12,999	161,033	138,284
Income tax benefit (provision)	181,839	(7,691)	126,085	(56,804)
Net income	$193,269	$5,308	$287,118	$81,480

Net income per share
Basic	$1.80	$0.05	$2.69	$0.75
Diluted	$1.79	$0.05	$2.66	$0.74

Weighted average common shares outstanding
Basic	107,075	108,320	106,909	108,057
Diluted	108,178	111,317	108,084	109,468

EARTHLINK, INC.

Unaudited Condensed Consolidating Statements Of Operations (4)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2010
	EarthLink	DeltaCom	Consolidated	EarthLink	DeltaCom	Consolidated

Revenues	$140,186	$26,603	166,789	$595,609	$26,603	622,212

Operating costs and expenses (1):
Cost of revenues (exclusive of operating items shown below)	51,626	12,974	64,600	221,659	12,974	234,633
Selling, general and administrative (exclusive of operating items shown below)	40,640	10,260	50,900	168,157	10,260	178,417
Depreciation and amortization	4,853	4,885	9,738	18,505	4,885	23,390
Impairment of goodwill and intangible assets (2)	1,711	—	1,711	1,711	—	1,711
Restructuring and acquisition-related costs (3)	12,336	6,765	19,101	15,603	6,765	22,368
Total operating costs and expenses	111,166	34,884	146,050	425,635	34,884	460,519

Income (loss) from operations	29,020	(8,281)	20,739	169,974	(8,281)	161,693
Gain on investments, net	—	—	—	572	—	572
Interest expense and other, net	(5,651)	(2,089)	(7,740)	(21,892)	(2,089)	(23,981)
Income before income taxes	23,369	(10,370)	12,999	148,654	(10,370)	138,284
Income tax (provision) benefit	(11,842)	4,151	(7,691)	(60,955)	4,151	(56,804)
Net income (loss)	$11,527	$(6,219)	$5,308	$87,699	$(6,219)	$81,480

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (5)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2010
	EarthLink	DeltaCom	Consolidated	EarthLink	DeltaCom	Consolidated

Net income (loss)	$11,527	$(6,219)	$5,308	$87,699	$(6,219)	$81,480
Interest expense and other, net	5,651	2,089	7,740	21,892	2,089	23,981
Income tax (provision) benefit	11,842	(4,151)	7,691	60,955	(4,151)	56,804
Depreciation and amortization	4,853	4,885	9,738	18,505	4,885	23,390
Stock-based compensation expense	2,773	109	2,882	9,850	109	9,959
Gain on investments, net	—	—	—	(572)	—	(572)
Impairment of goodwill and intangible assets (2)	1,711	—	1,711	1,711	—	1,711
Restructuring and acquisition-related costs (3)	12,336	6,765	19,101	15,603	6,765	22,368
Adjusted EBITDA (5)	$50,693	$3,478	$54,171	$215,643	$3,478	$219,121

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Free Cash Flow (5)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2010
	EarthLink	DeltaCom	Consolidated	EarthLink	DeltaCom	Consolidated

Net income (loss)	$11,527	$(6,219)	$5,308	$87,699	$(6,219)	$81,480
Interest expense and other, net	5,651	2,089	7,740	21,892	2,089	23,981
Income tax (provision) benefit	11,842	(4,151)	7,691	60,955	(4,151)	56,804
Depreciation and amortization	4,853	4,885	9,738	18,505	4,885	23,390
Stock-based compensation expense	2,773	109	2,882	9,850	109	9,959
Gain on investments, net	—	—	—	(572)	—	(572)
Impairment of goodwill and intangible assets (2)	1,711	—	1,711	1,711	—	1,711
Restructuring and acquisition-related costs (3)	12,336	6,765	19,101	15,603	6,765	22,368
Purchases of property and equipment	(4,762)	(10,515)	(15,277)	(13,510)	(10,515)	(24,025)
Free cash flow (5)	$45,931	$(7,037)	$38,894	$202,133	$(7,037)	$195,096

EARTHLINK, INC.

Reconciliation of Net Income to Adjusted EBITDA (5)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010

Net income	$193,269	$5,308	$287,118	$81,480
Interest expense and other, net	5,346	7,740	19,804	23,981
Income tax (benefit) provision	(181,839)	7,691	(126,085)	56,804
Depreciation and amortization	5,352	9,738	23,962	23,390
Stock-based compensation expense	2,679	2,882	13,231	9,959
Gain (loss) on investments, net	1,626	—	1,321	(572)
Impairment of goodwill and intangible assets (2)	24,145	1,711	24,145	1,711
Restructuring and acquisition-related costs (3)	297	19,101	5,615	22,368
Adjusted EBITDA (5)	$50,875	$54,171	$249,111	$219,121

EARTHLINK, INC.

Reconciliation of Net Income to Free Cash Flow (5)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010

Net income	$193,269	$5,308	$287,118	$81,480
Interest expense and other, net	5,346	7,740	19,804	23,981
Income tax (benefit) provision	(181,839)	7,691	(126,085)	56,804
Depreciation and amortization	5,352	9,738	23,962	23,390
Stock-based compensation expense	2,679	2,882	13,231	9,959
Gain (loss) on investments, net	1,626	—	1,321	(572)
Impairment of goodwill and intangible assets (2)	24,145	1,711	24,145	1,711
Restructuring and acquisition-related costs (3)	297	19,101	5,615	22,368
Purchases of property and equipment	(2,471)	(15,277)	(13,119)	(24,025)
Free cash flow (5)	$48,404	$38,894	$235,992	$195,096

EARTHLINK, INC.

Reconciliation of Net Income to Net Income Per Share Excluding Acquisition-Related Costs (5)

(in thousands, except per share amounts)

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2010	2010
Net income	$5,308	$81,480
Acquisition-related costs (3)	18,953	20,953
Estimated tax impact *	(2,686)	(3,565)
Net income excluding acquisition-related costs (5)	$21,575	$98,868

Diluted per share amount	$0.19	$0.90

* Acquisition-related costs for purposes of this reconciliation have been reduced by an estimated tax impact.

The tax impact does not necessarily reflect the actual amount that would have resulted had EarthLink not incurred these costs during the periods presented.

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measures (5)

(in millions)

Year
Ending
December 31,
2011
Net income	$48 - $53
Interest expense and other, net	48
Income tax provision	31 - 36
Depreciation and amortization	93
Stock-based compensation expense	16
Restructuring and acquisition-related costs (3)	14
Adjusted EBITDA (5)	$250 - $260

Year
Ending
December 31,
2011
Net income	$48 - $53
Interest expense and other, net	48
Income tax provision	31 - 36
Depreciation and amortization	93
Stock-based compensation expense	16
Restructuring and acquisition-related costs (3)	14
Purchases of property and equipment	(90) - (75)
Free cash flow (5)	$160 - $185

EARTHLINK, INC.

Supplemental Financial Data

	December 31,	June 30,	September 30,	December 31,
	2009	2010	2010	2010
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$695,961	$740,100	$770,555	$563,070
Debt (6)	258,750	255,791	255,791	580,791
Stockholders’ equity	734,024	757,899	764,922	757,868

Employee Data
Number of employees at end of period (7)	623	576	560	1,870

EARTHLINK, INC.

Consumer Services Operating Metrics

	December 31,	June 30,	September 30,	December 31,
	2009	2010	2010	2010
Consumer Subscriber Detail
Narrowband access subscribers	1,225,000	1,060,000	988,000	932,000
Broadband access subscribers	804,000	748,000	727,000	704,000
Total consumer subscribers	2,029,000	1,808,000	1,715,000	1,636,000

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010
Consumer Subscriber Activity
Subscribers at beginning of period	2,161,000	1,715,000	2,643,000	2,029,000
Gross organic subscriber additions	71,000	59,000	399,000	265,000
Adjustment (8)	—	—	(7,000)	—
Churn	(203,000)	(138,000)	(1,006,000)	(658,000)
Subscribers at end of period	2,029,000	1,636,000	2,029,000	1,636,000

Consumer Metrics
Average subscribers (9)	2,093,000	1,675,000	2,310,000	1,817,000
ARPU (10)	$20.72	$21.10	$20.76	$21.16
Churn rate (11)	3.2%	2.8%	3.6%	3.0%

EARTHLINK, INC.

Business Services Operating Metrics

	December 31,	June 30,	September 30,	December 31,
	2009	2010	2010	2010

Legacy EarthLink Business Metrics
Narrowband access subscribers	8,000	8,000	8,000	7,000
Broadband access subscribers	54,000	53,000	53,000	53,000
Web hosting accounts	75,000	70,000	68,000	66,000

ITC^DeltaCom Business Metrics
Total fiber optic route miles	—	—	—	16,504
Colocations	—	—	—	294
Voice and data switches	—	—	—	20

Retail voice lines	—	—	—	414,000
Wholesale voice lines	—	—	—	6,000
Total business voice lines	—	—	—	420,000

EARTHLINK, INC.

Supplemental Schedule of Segment Information (12)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010
Consumer Services
Revenues
Access and service	$113,565	$92,025	$503,769	$403,174
Value-added services	16,503	14,027	71,643	58,274
Total revenues	130,068	106,052	575,412	461,448
Cost of revenues	40,517	33,500	183,248	143,956
Gross margin	89,551	72,552	392,164	317,492
Segment operating expenses	27,577	21,382	122,575	87,660
Segment income from operations	$61,974	$51,170	$269,589	$229,832

Business Services
Revenues
Access and service	$33,944	$60,219	$146,087	$158,677
Value-added services	536	518	2,230	2,087
Total revenues	34,480	60,737	148,317	160,764
Cost of revenues	19,224	31,100	82,420	90,677
Gross margin	15,256	29,637	65,897	70,087
Segment operating expenses	10,336	19,821	40,249	50,096
Segment income from operations	$4,920	$9,816	$25,648	$19,991

Consolidated
Revenues
Access and service	$147,509	$152,244	$649,856	$561,851
Value-added services	17,039	14,545	73,873	60,361
Total revenues	164,548	166,789	723,729	622,212
Cost of revenues	59,741	64,600	265,668	234,633
Gross margin	104,807	102,189	458,061	387,579
Direct segment operating expenses	37,913	41,203	162,824	137,756
Segment income from operations	66,894	60,986	295,237	249,823
Stock-based compensation expense	2,679	2,882	13,231	9,959
Depreciation and amortization	5,352	9,738	23,962	23,390
Impairment of goodwill and intangible assets (2)	24,145	1,711	24,145	1,711
Restructuring and acquisition-related costs (3)	297	19,101	5,615	22,368
Other operating expenses	16,019	6,815	46,126	30,702
Income from operations	$18,402	$20,739	$182,158	$161,693

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

1.     Certain amounts in prior periods have been reclassified to conform to the current period. Specifically, EarthLink reclassified depreciation expense from cost of revenues and selling, general and administrative expenses to depreciation and amortization expense. In addition, EarthLink combined sales and marketing, operations and customer support and general and administrative into selling, general and administrative expense. EarthLink’s results of operations were not impacted by these reclassifications.

2.     During the fourth quarter of 2009, EarthLink concluded that the goodwill and certain of the intangible assets recorded as a result of its April 2006 acquisition of New Edge Networks were impaired and recorded non-cash impairment charges of $24.1 million. EarthLink concluded the carrying value of its goodwill and certain of the intangible assets related to the New Edge acquisition were impaired in conjunction with its annual test of goodwill and intangible assets deemed to have indefinite lives as well as updating its long-term outlook.  During the fourth quarter of 2010, EarthLink recorded a non-cash impairment charge of $1.7 million to write-down its New Edge trade name as a result of a strategic decision to re-brand New Edge as EarthLink Business.

3.     Restructuring and acquisition-related costs consisted of the following for the periods presented:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
	(in thousands)
Transaction-related costs	$—	$8,164	$—	$10,164
Stock-based compensation	—	5,742	—	5,742
Severance and retention	—	5,047	—	5,047
Acquisition-related costs	—	18,953	—	20,953
Facility exit and restructuring costs	297	148	5,615	1,415
Total restructuring and acquisition-related	$297	$19,101	$5,615	$22,368

Acquisition-related costs consist of external costs directly related to EarthLink’s acquisitions, such as advisory, legal, accounting, valuation and other professional fees. Acquisition-related costs during the year ended December 31, 2010 also include stock-based compensation expenses and employee severance and benefit costs associated with EarthLink’s acquisition of ITC^DeltaCom. Stock-based compensation expense included in acquisition-related costs resulted from cash paid to settle stock-based awards attributable to postcombination service in connection with the ITC^DeltaCom acquisition. EarthLink expects to incur approximately $5.0 million of acquisition-related costs in the first quarter of 2011.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007 Plan was primarily implemented during 2007 and 2008. However, since management continues to evaluate EarthLink’s businesses, there have been and may continue to be supplemental provisions for new plan initiatives as well as changes in estimates to amounts previously recorded.

4.     On December 8, 2010, EarthLink completed its acquisition of ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S., in an all-cash transaction for $3.00 per share. Under the terms of the merger agreement, EarthLink acquired 100% of ITC^DeltaCom in a merger transaction with ITC^DeltaCom surviving as a wholly-owned subsidiary of EarthLink. The results of operations of ITC^DeltaCom have been included in EarthLink’s consolidated financial statements since the acquisition date. These condensed consolidating statements of operations are being presented for informational purposes.

5.     Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs. Free cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less purchases cash used for of property and equipment and purchases of subscriber bases. Net income per share excluding acquisition-related costs is defined as net income before acquisition-related costs, including an estimated tax impact.

Adjusted EBITDA, free cash flow and net income per share excluding acquisition-related costs are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting  principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements. EarthLink also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Management believes that excluding the effects of the items noted above enables investors to better understand and analyze the current period’s results and provides a better measure of comparability.

6.     Debt includes the principal amount of EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. The principal amount of the Convertible Senior Notes was $258.8 million, $255.8 million, $255.8 million and $255.8 million as of December 31, 2009, June 30, 2010, September 30, 2010 and December 31, 2010, respectively. The unamortized discount was $26.5 million, $19.6 million, $16.2 million and $12.7 million as of December 31, 2009, June 30, 2010, September 30, 2010 and December 31, 2010, respectively. The net carrying value was $232.2 million, $236.2 million, $239.6 million and $243.1 million as of December 31, 2009, June 30, 2010, September 30, 2010 and December 31, 2010, respectively. The principal amount of the DeltaCom notes was $325.0 million and the carrying value was $351.3 million.

7.     Represents full-time equivalents.

8.     During the twelve months ended December 31, 2009, EarthLink removed approximately 7,000 satellite subscribers from its broadband subscriber count and total subscriber count as a result of the sale of these subscriber accounts.

9.     Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period. Average subscribers for the twelve month periods is calculated by averaging the ending monthly subscribers or accounts for the thirteen months preceding and including the end of the period.

10.   ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

11.   Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.

12.   The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Consumer Services and Business Services. The Company’s Consumer Services segment provides Internet access services and related value-added services to individual customers. These services include dial-up and high-speed Internet access and voice-over-Internet protocol services, among others. The Company’s Business Services segment provides integrated communications services and related value-added services to businesses and communications carriers. These services include data services, including managed IP-based network services and broadband Internet access services; voice services, including local exchange, long-distance and conference calling; mobile data and voice services; and web hosting.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring and acquisition-related costs, as they are not evaluated in the measurement of segment performance.